Exhibit 99.2

Contact:	Susan E. Moss Senior Vice President, Marketing and Communications (502) 596-7296

KINDRED HEALTHCARE ANNOUNCES RECEIPT OF CONSENTS

TO AMEND INDENTURE

LOUISVILLE, Ky. (January 30, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today reported the results of its previously announced solicitation of consents (the “Solicitation”) to certain proposed amendments (the “Amendments”) to the indenture, dated as of April 9, 2014 (the “Indenture”), governing the Company’s 6.375% Senior Notes due 2022 (the “2022 Notes”), CUSIP 494580 AC7 (Rule 144A) and U4946LAA7 (Regulation S), pursuant to its Consent Solicitation Statement, dated as of January 15, 2015 (the “Consent Solicitation Statement”).

Kindred solicited the consents to conform certain covenants, definitions and other terms in the Indenture to covenants, definitions and terms contained in the indentures governing the 8.00% Senior Notes due 2020 and 8.75% Senior Notes due 2023 (together, the “New Notes”) of Kindred Escrow Corp. II, a wholly-owned subsidiary of the Company, in order to provide the Company with consistent terms across the Company’s outstanding senior notes. The New Notes were issued on December 18, 2014, as part of the financing of the Company’s proposed acquisition (the “Gentiva Acquisition”) of Gentiva Health Services, Inc. (“Gentiva”) (NASDAQ:GTIV).

As of 2:00 p.m., New York City time on January 30, 2015, when the Solicitation expired, the consents from holders of approximately 93% in principal amount of the outstanding 2022 Notes (“Holders”) had been validly received (and not validly revoked), which is sufficient to approve the Amendments. Accordingly, the Company, the guarantors of the 2022 Notes and Wells Fargo Bank, National Association, as trustee, have entered into a supplemental indenture providing for the Amendments. The Amendments will become operative upon consummation of the Gentiva Acquisition and, unless waived by the Company, the satisfaction at such time of the General Conditions (as defined in the Consent Solicitation Statement).

The Company will pay to each Holder a consent fee of $5.00 for each $1,000 in principal amount of 2022 Notes as to which such Holder validly delivered a duly executed consent on or prior to the Expiration Time and had not validly revoked such consent. The consent fee will be paid upon consummation of the Gentiva Acquisition and, unless waived, the satisfaction at such time of the General Conditions.

Citigroup Global Markets Inc. acted as Solicitation Agent and Global Bondholder Services Corporation acted as Information and Tabulation Agent for the consent solicitation.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with Gentiva (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding the Company’s (and the Company’s and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Announces Receipt of Consents to Amend Indenture

January 30, 2015

plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company (and the combined businesses of the Company and Gentiva), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Gentiva to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve.

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